UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

Elastic N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction
of incorporation)

001-38675
(Commission File Number)

Not Applicable
(I.R.S. Employer
Identification Number)
 800 West El Camino Real, Suite 350
Mountain View, California 94040
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 458-2620

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michelangelo Volpi as Member of the Board of Directors

On July 1, 2022, Michelangelo Volpi resigned as a non-executive director and Vice-Chairman from the board of directors (the “Board”) of Elastic N.V. (the “Company”) and as a member of the Company’s Compensation Committee, effective July 13, 2022. Mr. Volpi’s resignation is not a result of any disagreement with the Company or its Board, or any matter relating to the Company’s operations, policies or practices.

Appointment of Sohaib Abbasi as Member of the Board of Directors

On July 7, 2022, the Board appointed Sohaib Abbasi to replace Mr. Volpi as non-executive director, Vice-Chairman of the Board, and member of the Company’s Compensation Committee, effective July 13, 2022. Pursuant to Dutch law, the Board has also nominated Mr. Abbasi to stand for election to the Board as a non-executive director (the “Director Election”) at the annual general shareholder meeting in October 2022 (the “2022 AGM”). Upon his election to the Board, Mr. Abbasi will continue to serve as a non-executive director of the Board, Vice-Chairman of the Board, and a member of the Company’s Compensation Committee.

Mr. Abbasi has served as a Member of the Executive Council of Balderton Capital, a venture capital firm, since January 2018 and as a Senior Advisor of TPG Global LLC, a private equity firm, since July 2017. From July 2004 to August 2015, he served as the Chief Executive Officer of Informatica Corporation, a data integration company, where he also served as the Chair and a member of the board of directors from March 2004 to December 2015. Mr. Abbasi previously served in various executive roles at Oracle Corporation, a computer technology corporation, most recently as a member of Oracle's executive committee and as senior vice president of the Oracle Tools and Oracle Education divisions. He currently serves on the boards of several private companies and previously served as a director of McAfee Corp., a computer security software company, New Relic, Inc., an enterprise software company, Nutanix, Inc., a cloud computing company, and Red Hat, Inc., a provider of enterprise open source software solutions. Mr. Abbasi holds a B.S. and an M.S. in Computer Science from the University of Illinois at Urbana-Champaign.

There are no family relationships between Mr. Abbasi and any director or executive officer of the Company, and Mr. Abbasi was not nominated by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Abbasi has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K. More information about Mr. Abbasi and the director nomination process will be available in the Company’s proxy statement. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Mr. Abbasi’s compensation will be consistent with that provided to all of the Company’s non-executive directors pursuant to the Company’s non-executive director compensation policy, the terms of which are described in the Company’s proxy statement for its March 2022 extraordinary general meeting of shareholders, as amended. Mr. Abbasi is entitled to $42,500 in annual cash compensation for service on the Board and the Compensation Committee, and an initial equity award of restricted stock units with a grant date fair market value of $200,000, pro-rated for the amount of time that remains in the 12-month period prior to the next scheduled annual general meeting of the Company’s shareholders during which he will serve. In addition, the Company expects to enter into its standard indemnification agreement with Mr. Abbasi in connection with his appointment to the Board, a copy of which is filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended April 30, 2022.

Important Additional Information and Where You Can Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its shareholders, a proxy statement (the “Proxy Statement”) in connection with the Director Election, to be voted upon at the 2022 AGM. Anyone who is a shareholder of record or beneficial owner of the Company’s shares as of the record date will be entitled to vote their shares at the 2022 AGM.

This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE DIRECTOR ELECTION. Shareholders will be able to obtain free copies of the Proxy Statement (when it becomes available), any solicitation materials and any other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by contacting the Company’s Investor Relations department at ir@elastic.co.

Participants in the Solicitation

The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Director Election. Information regarding the interests of participants in the solicitation of proxies in respect of the 2022 AGM will be included in the Proxy Statement.

Forward-Looking Statements

Certain statements in this report and the exhibit hereto are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations. Various important factors could cause actual results to differ materially, including the risks identified in our SEC filings. The Company disclaims any obligation to update any forward-looking statement contained in this report and the exhibit hereto.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
99.1	Press Release dated July 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2022

ELASTIC N.V.

By:	/s/ Janesh Moorjani
Name:	Janesh Moorjani
Title:	Chief Financial Officer and Chief Operating Officer